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                                                                     Exhibit 4.1


                              AMENDED AND RESTATED
                          PLATINUM SOFTWARE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         This AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN (the "Plan") was originally established by PLATINUM SOFTWARE CORPORATION (the "Company") and approved by the Company's Board of Directors on August 26, 1992 and effective as of the "Effective Date" and is hereby amended and restated effective November 1, 1993.

                                    ARTICLE I
                               PURPOSE OF THE PLAN

         1.1 PURPOSE. The Company has determined that it is in its best interests to provide an incentive to attract and retain employees and to increase employee morale by providing a program through which employees may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company ("Company Stock"). The Plan is established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Plan are to be construed in a manner consistent with the requirements of Code Section 423. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 AMENDMENT EFFECTIVE DATE. "Amendment Effective Date" means November 1, 1993.

         2.2 COMPENSATION. "Compensation" means the amount indicated on the Form W-2 issued to an employee by the Company, less any amounts realized from the exercise of an incentive or nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

         2.3 COMPANY. "Company" means Platinum Software Corporation, and its majority owned subsidiaries and wholly owned subsidiaries of its majority owned subsidiaries, as well as any parent corporation of Platinum Software Corporation.

         2.4 EFFECTIVE DATE. "Effective Date" means the day preceding the effective date of the Company's first Registration Statement filed with the Securities and Exchange Commission registering Company Stock.

         2.5 EMPLOYEE. "Employee" means each person currently employed by the Company, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company and any person qualifying as a common law employee of the Company.

         2.6 ENTRY DATE. "Entry Date" means the first day of each quarter of the Plan Year (August 1, November 1, February 1 and May 1) coincident with or immediately following the date on which an Employee satisfies the participation requirements of Section 3.1, which shall be the first day on which an Employee who has satisfied the participation eligibility requirements of Section 3.1 shall commence participation in this Plan.

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         2.7 EXECUTIVE OFFICER. "Executive Officer" means an officer or employee of the Company, its parent or a significant subsidiary, who is deemed to be an executive officer as defined in the rules promulgated under the Securities and Exchange Act of 1934, as amended, specifically including Rule 3b-7 and Rule 16a-1(f).

         2.8 5% OWNER. "5% Owner" means an Employee who, immediately after the grant of any purchase right under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

         2.9 OFFERING DATE. "Offering Date" means the first day of each Offering Period under the Plan.

         2.10 OFFERING PERIOD. "Offering Period" means either of the six month periods commencing on August 1 and terminating on January 31 or commencing on February 1 and terminating on July 31 each Plan Year.

         2.11 PARTICIPANT. "Participant" means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

         2.12 PLAN YEAR. "Plan Year" means the twelve-month period ending on July 31.

         2.13 PURCHASE DATE. "Purchase Date" means the last day of each Offering Period, January 31 or July 31.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Each Employee of the Company may become a participant in the Plan as of the first Entry Date occurring coincident with or immediately following the later of the date upon which the Employee has completed nine consecutive months of employment with the Company or the date on which the Employee attains age twenty-one.

         3.2 PARTICIPATION. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon the applicable Entry Date provided that he has completed and delivered to the Human Resources Department a subscription agreement provided by the Company (the "Subscription Agreement") authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Entry Date coincident with or next following the filing of the Participant's Subscription Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VIII or by the filing of a new Subscription Agreement providing for a change in the Participant's payroll deduction rate under Section 5.2.

         3.3 SPECIAL RULES. Under no circumstances shall:

         (a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

         (b) An Executive Officer or member of the Board of Directors of the Company be granted a right to purchase Company Stock under the Plan; or

         (c) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceeds an amount equal to the Aggregate Maximum. "Aggregate Maximum" means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at the time the right to purchase is granted) multiplied by the number of whole or partial calendar years in which the Participant is or was a Participant in the Plan.

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                                   ARTICLE IV
                                    OFFERINGS

         4.1 OFFERINGS. The first Offering Period shall commence on the Amendment Effective Date and terminate on July 31, 1994. Thereafter, the Plan shall provide grants of purchase rights commencing on the first day of the Plan Year (August 1) and on the first day of the seventh month of the Plan Year (February 1) and terminating on the next Purchase Date.

                                    ARTICLE V
                               PAYROLL DEDUCTIONS

         5.1 PARTICIPANT ELECTION. Upon the Subscription Agreement, each Participant shall designate the amount of payroll deductions to be made from his paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed 5% of Compensation. The amount so designated upon the Subscription Agreement shall be effective as of the next Offering Date and shall continue until terminated or altered in accordance with Section 5.2 below.

         5.2 CHANGES IN ELECTION. Any Participant may change any election under this Section one time in any Plan Year. A Participant may terminate participation in the Plan at any time prior to a Purchase Date as provided in
Article VIII. A Participant may decrease the rate of payroll deductions (to an amount that is not below 1% of Compensation) at any time during any Offering Period by completing and delivering to the Human Resources Department a new Subscription Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Subscription Agreement.

         5.3 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate account ("Account") for each Participant. The amount of each Participant's payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant's Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

                                   ARTICLE VI
                            GRANT OF PURCHASE RIGHTS

         6.1 RIGHTS OF PURCHASE. On each Offering Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 all or part of the number of full shares of Company Stock that can be purchased based upon that price with the amounts held in his Account. Any amounts held in the Participant's Account that are not used to purchase Company Stock shall remain in the Participant's Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

         6.2 PURCHASE PRICE. The "Purchase Price" for any offering means the lesser of:

                  (a) 85% of the Fair Market Value of Company Stock on the Offering Date; or

                  (b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

         "Fair Market Value" of Company Stock shall mean the per share price of the last sale of such stock in the over-the-counter market as reported on the NASDAQ National Market System. If the Company Stock is listed for trading on an exchange, the fair market value shall be the last reported sale price of the Company Stock on the principal stock exchange on which the Company Stock is traded on that date. If no trading occurred on such date, the fair market value shall be the mean between the representative closing bid and asked prices for the Company Stock on such exchange or in the over-the-counter market, as the case may be, on that date, or, if such securities'

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markets were closed on that date, on the next preceding date on which such securities' markets were open for trading.

                                   ARTICLE VII
                                PURCHASE OF STOCK

         7.1 EXERCISE OF PURCHASE RIGHTS. Absent a withdrawal of the Participant from the Plan under Article VIII or a termination of Participant payroll deductions under Section 5.2, on each Purchase Date of any Offering Period each Participant will be deemed to exercise the purchase right expiring on that Purchase Date. The Plan shall purchase on behalf of each Participant the maximum number of full shares of Company Stock as can be purchased with the amounts held in each Participant's Account at the applicable Purchase Price. Any amounts remaining in a Participant's Account shall be held in the Participant's Account and carried forward to the next Offering Period.

         7.2 DELIVERY OF COMPANY STOCK. As soon as practicable after the exercise of a purchase right on a Purchase Date, the Company will deliver to each Participant a stock certificate or certificates issued in his name for the number of shares of Company Stock purchased. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of l933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

                                  ARTICLE VIII
                                   WITHDRAWAL

         8.1 IN SERVICE WITHDRAWALS. At any time prior to a Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Committee written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant's Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, that Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the notice is given and the next succeeding Offering Period, but may be reinstated as a Participant in the next subsequent Offering Period by executing and delivering a new Subscription Agreement to the Committee.

         8.2      TERMINATION OF EMPLOYMENT.

         (a) In the event that a Participant's employment with the Company terminates by any reason other than the death of the Participant, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Account shall be paid to the Participant, without interest.

         (b) In the event that a Participant's employment with the Company terminates by reason of the death of the Participant, the Participant shall cease to participate in the Plan on the date of death. As soon as is practical following the Participant's death, the entire balance of the Participant's Account shall be paid to the Participant's beneficiary, without interest.

         (c) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant's Account in the event of his death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of his death prior to a Purchase Date under paragraph (b) above.

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         (d) Any beneficiary designation under paragraph (c) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Committee may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant and no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Committee shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Committee, the Committee, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse of any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                                   ARTICLE IX
                           SPECIAL PRE-AMENDMENT RULES

         9.1 DEFINITIONS. For purposes of this Article, the following definitions apply:

         (A) GRANDFATHERED PURCHASE RIGHT. "Grandfathered Purchase Right" means the five Rights of Purchase granted under Section 6.1 of the Plan prior to the Amendment Effective Date.

         (B) MANDATORY PURCHASE DATE. "Mandatory Purchase Date" means the last day of each 24-Month Offering Period.

         (C) SPECIAL PARTICIPANT. "Special Participant" means any Participant who was granted a Grandfathered Purchase Right under the Plan.

         (D) 24-MONTH OFFERING PERIOD. "24-Month Offering Period" means the initial Offering Period commencing on the Effective Date and terminating January 31, 1994, and the four additional consecutive twenty-four month Offering Periods commencing on the first day of each fiscal quarter (August 1, November 1, February 1 and May 1).

         9.2 ELIGIBILITY. The Plan was amended effective on the Amendment Effective Date to simplify the administration of the Plan. It is intended that each Special Participant retain all rights and benefits under the Plan in effect prior to the Amendment Effective Date. Each Special Participant shall be entitled to exercise each Grandfathered Purchase Right in accordance with the provisions of this Article.

         9.3 OFFERINGS PRIOR TO NOVEMBER 1, 1993. There are five Grandfathered Offerings with 24-Month Offering Periods. The initial 24-Month Offering Period shall commence on the Effective Date and terminate January 31, 1994. Thereafter, the Plan shall provide four additional 24-Month Offering Periods commencing on the first day of each fiscal quarter (August 1, November 1, February 1 and May
1) following the Effective Date and terminating twenty-four months later on the last day of the fiscal quarter (October 31, January 31, April 30 and July 31).

         9.4 RIGHTS OF PURCHASE. Each Special Participant was granted a right to purchase at the price determined under Section 6.2 (using the first day of the 24-Month Offering Period as the Offering Date and the last day of the 24-Month Offering Period as the Purchase Date) all or part of the number of full shares of Company Stock that can be purchased based upon that price with the amounts held in his Account. Any amounts held in the Special Participant's Account that are not used to purchase Company Stock shall remain in the Special Participant's Account and shall be eligible to purchase Company Stock in any subsequent 24-Month Offering Period or Offering Period. Each Grandfathered Purchase Right shall be exercisable one time only.

         9.5 PURCHASE PRICE. As used in Section 6.2, the "Fair Market Value" for the initial Offering Period in Section 9.4 shall be the initial public offering price established pursuant to the Registration Statement filed with the Securities Exchange Commission registering Company Stock.

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         9.6 EXERCISE OF PURCHASE RIGHTS.

         (a) During the period a Special Participant has a right to purchase Company Stock under any Grandfathered Purchase Right, all amounts allocated to the Special Participants Account shall be accumulated until the Mandatory Purchase Date. Unless directed otherwise by a Special Participant, on the Mandatory Purchase Date the Special Participant will be deemed to exercise the Grandfathered Purchase Right expiring on that Mandatory Purchase Date. The Plan shall purchase on behalf of each Special Participant the maximum number of full shares of Company Stock as can be purchased with the amounts held in each Special Participant's Account at the applicable Purchase Price.

         (b) During the period described in paragraph (a) above, the deemed exercise of purchase rights under Section 7.1 above will not apply to that Special Participant. Such Special Participant shall be entitled to exercise any purchase rights under Section 7.1, but must do so by completing and delivering to the Human Resources Department written notice directing such an exercise.

         (c) On any Purchase Date prior to the Mandatory Purchase Date, any Grandfathered Purchase Right may be exercised by a Special Participant effective on any Purchase Date by providing a written election of such exercise to the Human Resources Department. Such election shall designate the Grandfathered Purchase Right that the Special Participant is exercising.

         9.7 IN SERVICE WITHDRAWALS. At any time prior to the Mandatory Purchase Date of a Grandfathered Purchase Right, any Special Participant may withdraw the amounts held in his Account by executing and delivering to the Committee written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Special Participant's Account shall be paid to the Special Participant, without interest, as soon as is practicable. Upon such notification, that Special Participant shall cease to participate in the Plan for the remainder of the Plan Year in which the notice is given and all Grandfathered Purchase Rights will be forfeited. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Plan Year, but may be reinstated as a Participant in the next Plan Year for a subsequent Offering Period by executing and delivering a new Subscription Agreement to the Committee.

                                    ARTICLE X
                               PLAN ADMINISTRATION

         10.1 PLAN ADMINISTRATION.

         (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Company. The Company shall have all powers necessary to supervise the administration of the Plan and control its operations.

         (b) In addition to any powers and authority conferred on the Company elsewhere in the Plan or by law, the Company shall have the following powers and authority:

                  (i) To designate agents to carry out responsibilities relating to the Plan;

                  (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

                  (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                  (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

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         (c) Any action taken in good faith by the Board in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

         10.2 LIMITATION ON LIABILITY. No Employee of the Company or member of the Board of Directors for the Company shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board of Directors, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

                                   ARTICLE XI
                                  COMPANY STOCK

         11.1 LIMITATIONS ON PURCHASE OF SHARES. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 450,000 shares, subject to adjustment under Section 11.4 below. The shares of Company Stock to be sold to Participants under the Plan will be either treasury shares or shares authorized but unissued. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights of purchase granted pursuant to Sections 6.1 and 9.4 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant, if necessary.

         11.2 VOTING COMPANY STOCK. The Participant will have no interest or voting right in any shares covered by any right to purchase under Section 6.1 or
9.4 of the Plan until such purchase right has been exercised.

         11.3 REGISTRATION OF COMPANY STOCK. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his spouse.

         11.4 CHANGES IN CAPITALIZATION OF THE COMPANY. Subject to any required action by the shareholders of the Company, the number of shares of Company Stock covered by each right to purchase under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been granted to Participants or which have been returned to the Plan upon the cancellation of a Participant's participation in the Plan, as well as the Purchase Price per share of Company Stock covered by each right of purchase under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to a right of purchase under the Plan.

         11.5 MERGER OF COMPANY. In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of the rights of purchase theretofore granted, or the substitution for such rights of purchase of new rights of purchase covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the rights of purchase theretofore granted or the new rights of purchase substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of the rights of purchase theretofore granted or the substitution for such rights of purchase of new rights of purchase covering the shares of a successor corporation, then the Board of Directors or its committee shall cause written notice of the proposed transaction to be given to the persons holding

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rights of purchase not less than ten days prior to the anticipated effective date of the proposed transaction, and all rights of purchase shall be accelerated and, concurrent with the effective date of the proposed transaction, such rights of purchase shall be exercised automatically in accordance with
Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in
Section 8.1.

                                   ARTICLE XII
                              MISCELLANEOUS MATTERS

         12.1 AMENDMENT AND TERMINATION. The Plan shall terminate on December 31, 2000. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights of purchase previously granted, nor may an amendment make any change in any right of purchase previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the shareholders of the Company if such amendment would:

                  (a) Increase the number of shares of Company Stock that may be issued under the Plan;

                  (b) Materially modify the requirements as to eligibility for participation in the Plan; or

                  (c) Materially increase the benefits which accrue to Participants under the Plan.

         12.2 SHAREHOLDER APPROVAL. Continuance of the Plan and the effectiveness of any right of purchase granted hereunder shall be subject to approval by the affirmative vote or written consent of the holders of a majority of the outstanding shares of stock of the Company present or represented and entitled to vote thereon, within twelve months before or after the date the Plan is adopted by the Board of Directors for the Company.

         12.3 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VIII.

         12.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

         12.5 GOVERNING LAW. To the extent not preempted by federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.

                    AMENDMENT TO EPICOR SOFTWARE CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

         The undersigned certifies that he is the duly elected and acting Secretary of Epicor ("Company") and that the following amendments were made to the Company's Employee Stock Purchase Plan effective April 29, 1999.

1. Section 11.1 of the Plan is revised to read in full as follows:

"11.1 Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment under Section 11.4 below. The shares of Company Stock to be sold to Participants under the Plan will be either treasury shares or shares authorized but unissued. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights of purchase granted pursuant to Sections 6.1 and 9.4 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected hereby and any unused payroll deductions shall be returned to such participant, if necessary."

2. Section 3.1 of the Plan is revised to read in full as follows:

"3.1 Eligibility. Each Employee of the Company may become a participant in the Plan as of the first Entry Date occurring coincident with or immediately following the later of the date upon which the Employee has completed three (3) consecutive months of employment with the Company or the date on which the Employee attains age twenty-one (21)."

3. Section 5.1 of the Plan is revised to read in full as follows:

"5.1 Participant Election. Upon the Subscription Agreement, each Participant shall designate the amount of payroll deductions to be made from his paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed ten percent (10%) of Compensation. The amount so designated upon the Subscription Agreement shall be effective as of the next Offering Date and shall continue until terminated or altered in accordance with Section 5.2 below."

Date of Board Approval: February 4, 1999

Date of Stockholder Approval: April 29, 1999



                                        ----------------------------------------
                                        Perry Tarnofsky
                                        Secretary